ASHLAND INC.
                          SALARY CONTINUATION PLAN
                    (as amended as of November 7, 2002)


     The Ashland Inc. Salary Continuation Plan (the "Plan"), effective July 21, 1988, is an employee benefit plan which provides eligible salaried employees of Ashland Inc. and its majority-owned subsidiaries (collectively referred to herein as the "Company") with certain severance benefits if the individual's employment with the Company is terminated under defined circumstances after a Change in Control, as defined in Section 4(b). The details and purpose of the Plan are more fully explained below.

     SECTION 1. PURPOSE

     The purpose of the Plan is to reduce employee concerns about the possibility of a Change in Control, as defined below in Section 4(b). It is important that each employee be able to focus his or her full attention and energy toward the goals and objectives of the Company. The Plan is also designed to permit the Company to retain its high quality work force by increasing stability and improving morale and productivity. In addition, the Plan will allow the company to attract and retain new qualified employees.

     SECTION 2. ADMINISTRATION

     Ashland Inc. ("Ashland") shall be the Plan Administrator and shall administer the Plan. Any determinations by the Vice President, Human Resources - Programs and Services, or his or her designee, in carrying out, administering, or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives. All costs associated with the Plan shall be borne by the Company.

     SECTION 3. ELIGIBILITY

     An employee who is classified on the records of the Company as a regular, full-time salaried employee, whether exempt or non-exempt as specified in the Fair Labor Standards Act, as from time to time amended, (excluding hourly employees; employees covered by collective bargaining agreements; employees of subsidiaries, entities, or partnerships in which the Company has a 50% or less ownership interest; and international employees, except foreign nationals who are located in Canada or those who are U.S. expatriates) will be entitled to participate in the Plan, regardless of length of service. Employees who have entered into employment contracts with the Company will not be eligible to participate in the Plan.

     At any time prior to a Change in Control, as defined in Section 4(b), Ashland reserves, in its complete discretion, the right to amend the eligible classes of employees.

     SECTION 4. CONDITIONS FOR BENEFIT PAYMENTS

     (a) A participant shall not be entitled to receive benefits under this Plan prior to a Change in Control, as defined in Section 4(b). Participation in the Plan does not create a contract of employment between the Company and its employees. The Company reserves the right to terminate employees at any time for any reason, just as employees have the right to terminate their employment at any time for any reason.

     (b) For purposes of the Plan, a change in control of Ashland (herein after referred to as a "Change in Control") shall be deemed to have occurred if:

     (i) there shall be consummated (A) any consolidation or merger of the Company, other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities, or other property, other than a merger of the Company in which the individual holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer; or

     (ii) the Shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

     (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of Ashland representing 50% or more of the combined voting power of Ashland's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise; or

     (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Ashland shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

     Notwithstanding   the  foregoing,   any  transaction,   or  series  of
transactions, that shall result in the disposition of the Company's interest in Marathon Ashland Petroleum LLC, including without limitation any transaction arising out of that certain Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, the Company and Marathon Ashland Petroleum LLC, as amended from time to time, shall not be deemed to constitute a Change in Control.

         (c) Benefits shall be payable to a participant under the Plan after a Change in Control has occurred if a participant's employment is terminated by the Company without Cause, as defined below, within two (2) years from the date of the Change in Control. For purposes of the Plan, "cause" shall mean (i) the willful and continued failure of an employee to substantially perform his or her duties with the company (other than such failure resulting from the employee's incapacity due to physical or mental illness), or (ii) willful engaging by an employee in gross misconduct materially injurious to the Company.

SECTION 5.        AMOUNT OF BENEFITS

     Following a Change in Control and a participant's termination of employment within two (2) years thereafter without Cause, a participant shall be entitled to receive benefits under the Plan as described below:

     (a) A participant shall be entitled to be paid in an undiscounted lump sum, within ten (10) business days after such participant's termination of employment without Cause, an amount equal to a specified portion of his or her current base compensation (excluding any bonus compensation) based upon the greater of such participant's (a) aggregate years and months of service (whether or not continuous), or (b) current Job Band (or, if higher, the Job Band of such participant at the time of the Change in Control) calculated as follows:

         Length of Service      Payment
        Up to 5 full years      3 months' base compensation
        More than 5 and up      6 months' base compensation
          to 10 full years
        More than 10 and up     1 year's base compensation
          to 15 full years
        More than 15 and up     1-1/2 year's base compensation
          to 20 full years
        More than 20 full       2 years' base compensation
          years

           Job Band             Payment

         Band 1 - 10            3 months' base compensation
         Band 11 - 22           6 months' base compensation
         Band 23 and above      1 year's base compensation

     (b) At the sole expense of the Company, a participant shall be entitled to the continuation of his or her medical, dental, and group life benefits in effect at the time of such participant's termination of employment without Cause for a period of six (6) months following such participant's termination of employment.

     (c) A participant shall be reimbursed for any legal fees or expenses incurred by the participant to enforce the payment of Plan benefits within ten (10) business days of providing copies of applicable invoices to the Company.

     (d) A participant shall be entitled to interest on the amount of any payments due under the Plan (but not timely paid) in an amount equivalent to the prime rate of interest (quoted by Citibank, N.A. as its prime commercial lending rate) on the latest date practicable prior to the date such payments should have been made, to and including the date it is made.

     (e) Within ten (10) business days of the participant's termination of employment following a Change in Control, the Company shall provide, at no cost to the participant, individual outside assistance in finding other employment. Such obligation may be fulfilled by the Company through the retention of an outplacement service for use by individual participants.

     (f) Participants shall be entitled to receive any pension, disability, workers' compensation, other Company benefit plan distribution, payment for vacation accrued but not taken, statutory employment termination benefit, or any other compensation plan payment otherwise independently due; however, in no event shall a participant who receives benefit under this Plan be entitled to additional severance payment pursuant to any other existing severance policy of the Company.

     SECTION 6. ACCEPTANCE OF BENEFITS

     If a participant receives and accepts all of the benefits provided under Section 5 of the Plan, he or she shall be deemed thereby to have waived any right or cause of action against the Company and its directors, officers, or employees arising from the termination of the participant's employment.

     SECTION 7. CLAIMS PROCEDURE

     (a) Following a Change in Control and a participant's termination of employment, the benefits described in Section 5 of the Plan shall be paid as described therein without any required action on the part of such participant.



     (b) If any participant believes that he or she is entitled to benefits provided under the Plan and has not received such benefits within the time prescribed by the Plan, such participant may submit a written claim for payment of such benefits to the Company. If such claim for benefits is wholly or partially denied, the Company shall, within thirty (30) business days after receipt of the claim, notice the participant of the denial of the claim. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the participant, and
(iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the claim review procedure, in accordance with the provisions of this
Section 7.

     (c) Within sixty (60) business days after the receipt by the participant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the participant may file a written request with the Company that it conduct a full and fair review of the denial of the claim for benefits. As a part of such full and fair review, the participant (or such participant's duly authorized representative) may review and photocopy pertinent documents (including but not limited to the participant's personal history file) and submit issues and comments to the Company in writing. The Company shall make its determination in accordance with the documents governing the Plan insofar as such documents are consistent with the provisions of the Employee Retirement Income Security Act of 1914 (herein "ERISA").

     The Company shall promptly deliver to the participant its written decision on the claim (in no event later than thirty (30) business days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as a conference with the participant or his or her representative) which require an extension of time, the aforesaid thirty (30) business day period shall be extended to a reasonable period of time not to exceed sixty (60) business days). Such decision shall (i) be written in a manner calculated to be understood by the participant, (ii) include the specific reason or reasons for the decision, and (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based. If the decision on review is not furnished within the time prescribed by this Section 7(c), the claim shall be deemed granted on review.

     SECTION 8. AMENDMENTS AND TERMINATIONS

     Ashland's  Board  of  Directors   shall  have  plenary   authority  to
terminate, modify, or amend this Plan in such respects as it shall deem advisable at any time prior to a Change in Control.

     SECTION 9. SUCCESSORS BINDING AGREEMENT

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to eligible participants, expressly to assume and agree to provide benefits pursuant to this Plan in the same manner and to the same extent that the Company would be required to perform its obligations under the Plan if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a violation of this Plan and shall entitle eligible participants to compensation from the Company in the same amount and on the same terms as the participant would be entitled pursuant to Section 5, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the participant's termination of employment without Cause. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 9 or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law.


     (b) This Plan shall inure to the benefit of and be enforceable by a participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a participant should die while any amounts would still be payable to him or her hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such participant's devisee, legatee, or other designee or, if there be no such designee, to his or her estate.

     SECTION 10. WITHHOLDING TAXES

     The Company is authorized to withhold any tax required to be withheld from the amounts payable to a participant pursuant to this Plan which are considered taxable compensation to the participant.

     SECTION 11. GOVERNING LAW

     The Plan shall be governed by the laws of the Commonwealth of Kentucky.